UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2019

First Financial Corporation

(Exact name of registrant as specified in its charter)

Indiana	000-16759	35-1546989
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 540, Terre Haute, Indiana	47808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   812-238-6334

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, without par value	THFF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 27, 2019, First Financial Corporation, an Indiana corporation (the “Company”), completed its previously announced merger (the “Merger”) with HopFed Bancorp, Inc., a Delaware corporation (“HopFed”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 7, 2019, between HopFed and the Company. At the effective time of the Merger (the “Effective Time”), HopFed merged with and into the Company, with the Company as the surviving corporation in the Merger.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each issued and outstanding share of HopFed common stock, $0.01 par value per share (“HopFed Common Stock”), was converted into the right to receive, at the stockholder’s election, either (or a combination of) 0.444 shares of Company common stock, without par value (“Company Common Stock”), or $21.00 in cash, subject to proration provisions specified in the Merger Agreement that provide for an aggregate split of 50% of shares of HopFed Common Stock being exchanged for Company Common Stock and 50% for cash, with cash to be paid in lieu of fractional shares (the “Merger Consideration”). Each outstanding share of Company Common Stock remained outstanding and was unaffected by the Merger.

Additionally, at the Effective Time, each outstanding restricted share of HopFed Common Stock that was unvested or contingent fully vested and was canceled and converted into the right to receive the Merger Consideration, less applicable tax withholdings.

Immediately following the Merger, HopFed’s wholly owned subsidiary, Heritage Bank USA, Inc., merged with and into the Company’s wholly owned subsidiary, First Financial Bank, National Association (“FFB”) (the “Bank Merger”), with FFB as the surviving bank in the Bank Merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to the Company’s Amendment No. 1 on Form 8-K/A filed on January 9, 2019 and incorporated herein by reference.

Item 8.01 Other Events.

On July 29, 2019, the Company issued a press release announcing the completion of the Merger. A copy of the press release is incorporated herein by reference as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) not later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information.

Pro forma financial information will be filed by amendment to this Report not later than 71 days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of January 7, 2019, by and between First Financial Corporation and HopFed Bancorp, Inc. (attached as Exhibit 2.1 to First Financial Corporation’s Amendment No. 1 on Form 8-K/A filed on January 9, 2019 and incorporated herein by reference)*

99.1	Press Release, dated July 29, 2019

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Financial Corporation

	By:	/s/ Rodger A. McHargue
Rodger A. McHargue
Treasurer and CFO
Date: July 29, 2019		(Principal Financial Officer)